UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009
Date of Report (Date of earliest event reported):

TAPSLIDE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52056	26-3111760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Summit Blvd., #402, Broomfield, Colorado 80021
(Address of principal executive offices)

866-469-3083
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)(c).      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2009, Steven M. Grubner provided notice of his resignation as CFO of  TapSlide, Inc.  effective September 18, 2009. Mr. Grubner’s resignation is not as a result of any disagreement with TapSlide, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPSLIDE, INC.

Date: September 21, 2009	By:	/s/ Matthew Diehl
Matthew Diehl , Chief Operating Officer